SUB-ITEM 77Q1(a)

Appendix A, dated June 21, 2011, to the Master Amended and Restated By-Laws for MFS Series Trust XVI, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 80 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on June 30, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated February 18, 2011, to the Amended and Restated Declaration of Trust of MFS Series Trust XVI, dated December 29, 2010, is contained in Post-Effective Amendment No. 49 to the Registration Statement for MFS Series Trust XVI (File Nos. 2-36431 and 811-2032), as filed with the Securities and Exchange Commission via EDGAR on March 25, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.